                                                                     EXHIBIT 4.4

                                                           Warrant Number: 01-02

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 p.m., Dallas, Texas time, on February 27, 2006

                       WARRANT TO PURCHASE COMMON STOCK OF
                        INTEGRATED SECURITY SYSTEMS, INC.

         FOR VALUE RECEIVED, INTEGRATED SECURITY SYSTEMS, INC. (the "Company") a Delaware corporation, hereby certifies that HBW Investment Partners II, L.P. or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing February 27, 2001, and prior to 5:00 p.m., Dallas, Texas time, on February 27, 2006, a total of 131,228 fully paid and non-assessable shares of the Common Stock, par value $.01 per share, of the Company for the Per Share Warrant Price of $0.20. (Hereinafter, (i) said Common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefore, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant" and (vi) the holder of this Warrant is referred to as the "Holder.") The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

         1.       Exercise or Conversion of Warrant.

                  (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing February 27, 2001, and prior to 5:00 p.m., Dallas, Texas time, on February 27, 2006 by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a minimum of 100 shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                  No Warrant granted herein shall be exercisable after 5:00 p.m., Dallas, Texas time on February 27, 2006.

                  (b) In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into Warrant Shares as provided in this Section 1(b) at any time or from time to time prior to its expiration.

                           (i)    Upon  exercise of the  Conversion  Right with
respect to a particular number of Warrant Shares (the "Converted Shares"), the Company shall deliver to the Holder, without payment by the Holder of any Per Share Warrant Price or any cash or other consideration, that number of Warrant Shares equal to the quotient obtained by dividing the Net Value (as hereinafter defined in this paragraph 1(b)(i)) of the Converted Shares by the fair market value (as defined in paragraph 1(b)(iii) below) of a single Warrant Share, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Shares shall be determined by subtracting the aggregate Warrant Price of the Converted Shares from the aggregate fair market value of the Converted Shares. No fractional securities shall be issuable upon exercise of the Conversion Right, and if the number of securities to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional Warrant Share.

                           (ii)   The Conversion Right may be exercised by the
Holder by the surrender of this Warrant at the principal office of the Company or at the office of the Company's stock transfer agent, if any, together with a written statement specifying the Holder thereby intends to exercise the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of the Warrant. Certificates for the Converted Shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional Warrant Share and, in the case of a partial exercise a new warrant evidencing the Warrant Shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within seven (7) days following the Conversion Date.

                           (iii)  For purposes of this Section 1, the "fair
market value" of a Warrant Share of as of a particular date shall be its "market price," which, for purposes of this Section 1 shall mean, if the Warrant Shares are traded on a securities exchange or on the Nasdaq National Market System, or, if the Warrant Shares are otherwise traded in the over-the-counter market, the average of the closing bid and ask price, in each case averaged over a period of five consecutive trading days prior to the date as of which "market price" is being determined. If at any time the Warrant Shares are not traded on an exchange or the Nasdaq National Market System, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be higher of (i) the shareholders' equity thereof as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made as determined by the Board of Directors of the Company, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

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         2.       Reservation of Warrant Shares. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant.

         3.       Anti-Dilution Provisions.

                  (a) If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of the Common Stock
(i) securities, other than shares of the Common Stock, or (ii) property, other than cash, without payment therefore, with respect to the Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and properties which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

                  (b) In case the Company shall thereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price in effect immediately prior to such action shall be adjusted so that if the Holder surrendered this Warrant for exercise immediately thereafter the Holder would be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder shall be obligated to convert this Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this subsection (c) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyance. Notice of any such consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

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                  (d) Whenever the Per Share Warrant Price is adjusted as
provided in this Section 3 and upon any modification of the rights of the Holder of this Warrant in accordance with this Section 3, the Company shall promptly prepare a certificate of an officer of the Company, setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Holder.

                  (e) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

         4. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp or similar taxes that may be payable in respect of the issue of any Warrant Share of certificate therefore.

         5.       Transfer.

                  (a) Securities Laws. This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws and unless so registered may not be transferred, sold pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only (i) upon receipt by the Company of an opinion of counsel to the Company or other counsel to the Holder, which other counsel is reasonably satisfactory to the Company to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act; or (ii) if the Warrant has been registered under the Securities Act and there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant to be sold or transferred.

                  (b) Conditions to Transfer. Prior to any proposed transfer referred to in subparagraph (a) above, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

                  (c) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 5, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of this Warrant,
(b) any transfer of any of the Warrant or the Warrant Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (c) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

                  (d) Transfer. Subject to the restrictions contained herein, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

                  (e) Legend and Stop Transfer Orders. The Company shall instruct its transfer agent to enter stop transfer orders with respect to the shares of Common Stock issuable upon exercise of the Warrants, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

                  "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

         6. Registration Rights. If holders of at least 51% of the Series F Preferred Stock (or Common Stock issued upon conversion of the Series F Preferred Stock, or a combination of such Common Stock and the Series F Preferred Stock) request that the Company file a registration statement under the Securities Act of 1933 covering such shares, the Company will use its best efforts to cause such shares to be registered. The Company will not be obligated to affect more than one registration of such shares.

                  If the Company proposes to file a registration statement for its Common Stock, the holders of the warrants related to the Series F Preferred Stock will be entitles to include their shares in such registration statement. This right is not limited to any particular number of registration statements.

         7. Expenses. For purposes of this Section 7, "Registration Expenses" shall mean any and all expenses, except Selling Expenses as defined below, incurred by the Company in complying with this warrant, including without limitation, (a) all Securities and Exchange Commission and stock exchange or National Association of Securities Dealers registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the registered securities), (c) all printing, messenger and delivery expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance and (e) any reasonable fees and expenses of any special experts retained in connection with the registration, but excluding underwriting discounts and commissions and transfer taxes, if any. "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in the definition of Registration Expenses, all reasonable fees and disbursements of one counsel for Holders, as chosen by a simple majority of such Holders.

         All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Warrant shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of Holders in any registration, qualification or compliance pursuant to this Warrant shall be borne by the Holders pro rata based on the number of shares to be registered.

         8. Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         9. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

         10. Communication. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  (a) the Company at 8200 Springwood Drive, Suite 230, Irving, Texas 75063, or such other address as the Company has designated in writing to the Holder, or

                  (b) the Holder at 13355 Noel Road, Suite 1650, Dallas, Texas 75240 or such other address as the Holder has designated in writing to the Company.

         11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         12. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, INTEGRATED SECURITY SYSTEMS, INC., has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 27th day of February, 2001.

                                      INTEGRATED SECURITY SYSTEMS, INC.


                                      By: /s/ C.A. Rundell, Jr.
                                         ------------------------------------
                                         C. A. Rundell, Jr.
                                         Chairman and Chief Executive Officer

ATTEST:





-----------------------------

[Corporate Seal]

                        WARRANT CONVERSION EXERCISE FORM


TO:      INTEGRATED SECURITY SYSTEMS, INC.

         Pursuant to Section 1(b) of the Warrant Certificate Number 01-02 from Integrated Security Systems, Inc. (the "Company") to the undersigned Holder, the Holder hereby irrevocably elects to convert Warrants with respect to Shares of the Company into 131,228 Shares of the Company.

         The undersigned requests that certificate(s) for such Shares be issued as follows:

                  Name:             HBW Investment Partners II, L.P.
                  Address:          13355 Noel Road, Suite 1650
                                    Dallas, Texas  75240

                  Deliver to:       William D. Breedlove, President
                                    HBW Investments, Inc., its General Partner

and that a new Warrant Certificate for the balance remaining of the Warrants, if any, subject to the Warrant be registered in the name of, and deliver to, the undersigned at the address stated above.

         Dated:  February 27, 2001

                                         HBW Investment Partners II, L.P.



                                         -----------------------------------
                                         William D. Breedlove, President
                                         HBW Investments, Inc.

                             * * * * * * * * * * * *

                       CALCULATION OF WARRANT CONVERSION

      Converted Securities   =   Net Value
                                 ---------
                                    fmv
                       fmv   =   $
                                  --------

                 Net Value   =   aggregate fmv - aggregate Exercise Price

                             =   $             - $
                                  ------------    ------------
                             =   $
                                  ------------
          Converted Shares   =                   (to be issued)
                                 ----------------

         Fractional Shares                        (value to be paid in cash)
                                 ----------------